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                                                                      Exhibit 99


FOR IMMEDIATE RELEASE                     For Additional Information:
                                          Contact: David Fraedrich
                                                   Executive Vice President
                                                   and Chief Financial Officer
                                                   (740) 753-1951



                       ROCKY SHOES & BOOTS, INC. ANNOUNCES
                           $50 MILLION CREDIT FACILITY

NELSONVILLE, Ohio (September 20, 2000) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) announced a new $50 million credit facility, effective today. This replaces the Company's previous bank financing and represents an $8 million increase over the prior credit facility.

The three-year agreement is with GMAC Business Credit, LLC and includes participation from PNC Bank N.A. and Comerica Bank, N.A.

David Fraedrich, Executive Vice President and Chief Financial Officer, stated " We are very pleased with the Company's new $50 million credit facility. This enables us to continue growing the ROCKY(R) brand while also responding to strategic growth opportunities, especially for the recently introduced Wild Wolf(TM) by ROCKY(R) line of rugged outdoor footwear.

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational and casual footwear. The Company's footwear is marketed through several distribution channels, primarily under the registered trademark, ROCKY.

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